UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 West Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 28, 2011, ATU Global Holdings C.V., a wholly owned subsidiary of Actuant Corporation completed the sale of 100% of the outstanding stock of Heinrich Kopp GmbH and subsidiaries and certain assets of Kopp Benelux B.V. (collectively the “European Electrical business”) to Palero Capital GmbH. The total purchase price was €4.0 million (approximately $5.5 million based on the exchange rate on the date of sale) and was paid in full at the closing of the transaction. The purchase price is subject to certain post-closing adjustments.

The results of the European Electrical business have previously been classified as discontinued operations and have been reported as such in the Company’s historical financial statements included in its Form 10-K for the year ended August 31, 2010 and the Form 10-Q for the quarter ended November 30, 2010. The divestiture does not impact previously reported earnings from continuing operations. Accordingly only a pro forma balance sheet as of November 30, 2010 is included with this filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma Financial Information

Actuant Corporation Unaudited Pro Forma Balance Sheet is attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit 99.1	Press Release of Actuant Corporation dated March 1, 2011

Exhibit 99.2	Actuant Corporation unaudited Pro Forma Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date: March 4, 2011	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and Chief Financial Officer